Exhibit 99

Consent of Independent Registered Public Accounting Firm

Oncologix Tech, Inc.

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement as filed on May 29, 2001, relating to the consolidated financial statements and schedules of Oncologix Tech, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2011.

We also consent to the reference to us under the caption “Experts” in the aforementioned Registration Statement.

/s/ SEALE AND BEERS, CPAs

Las Vegas, Nevada

November 30, 2011